Exhibit 99.1
GENERAL MOTORS
SECOND-QUARTER 2020 EARNINGS

GM Second-Quarter Results Show Business Resiliency

- EPS-diluted of $(0.56) and EPS-diluted-adjusted of $(0.50)
- GMNA near EBIT-adjusted breakeven despite eight weeks of lost production
- Ended quarter with $30.6 billion in automotive liquidity

Q2 2020 RESULTS OVERVIEW

	Net Revenue	Income/(Loss)	Auto Operating Cash Flow	EPS-Diluted*
GAAP	$16.8B	$(0.8)B	$(8.0)B	$(0.56)
vs. Q2 2019	(53)%	(132)%	$(11.8)B	(134)%
	EBIT-adj. Margin	EBIT-adj.	Adj. Auto FCF	EPS-Diluted-adj.*
Non-GAAP	(3.2)%	$(0.5)B	$(9.0)B	$(0.50)
vs. Q2 2019	(11.5) pts	(118)%	$(11.6)B	(130)%

*Includes $0.08 gain from PSA.

"We have a track record of making swift and strategic decisions to ensure our long-term success for the benefit of all our stakeholders. We will continue to drive the necessary change throughout the company to enable growth as we prepare to deliver a world with zero crashes, zero emissions and zero congestion."

– Mary Barra, Chairman and CEO

SOLID OPERATING RESULTS AMID PANDEMIC

Our results in the second quarter demonstrated the resilience of the business, even while affected significantly by the pandemic. Chevrolet Silverado and GMC Sierra sales were strong, leading to year-over-year U.S. market share growth, despite tight inventory. Solid demand translated to stronger average transaction pricing and lower incentives, with full-size pickup ATPs increasing $1,526 versus the first quarter (J.D. Power). Launch plans for GM's full-size SUVs also remained on track, with the first customers taking deliveries in June.



2020 Chevrolet Silverado 1500

Total Income and EBIT-adj. reflect the COVID-19 pandemic impact, with key drivers including a 62-percent drop in GMNA wholesales, a $0.2 billion decline in GMI EBIT-adj. and lower GM Financial EBT, partially offset by cost actions compared to last year.

GMNA results neared breakeven, demonstrating the effects of key actions taken the last several years. Performance in China improved on a sequential basis from the first quarter, with growing sales and equity income of $200 million in the second quarter.

AUSTERITY ACTIONS

GM has taken many actions over the past several years that have positioned the company well for a downturn. During the quarter, GM implemented zero-based budgeting and aggressively reduced its ongoing costs through significant austerity measures, including reductions in advertising and other discretionary spending, compensation deferments and certain employee furloughs. These austerity measures are expected to normalize as production and demand stabilize, with some of the austerity measures remaining permanent.

Significant progress on GM's transformational cost savings initiatives continued, with $3.8 billion achieved since 2018. The company expects to achieve its target of $4.0 to $4.5 billion, with another $0.2 billion in the second quarter.

CASH FLOW AND LIQUIDITY

Second-quarter adjusted auto free cash flow was $(9.0) billion, down $11.6 billion year over year. The difference was largely due to the financial impact of the pandemic and managed working capital unwind, partially offset by lower capital expenditures. The quarter benefitted from a $500-million dividend from GM's China operations and a $400-million dividend from GM Financial. Total automotive liquidity at the end of the quarter remained strong at $30.6 billion.

Importantly, the company continued to invest in key product programs and launches, including GM's EV programs and AV vehicle technology, full-size trucks and key crossover programs.

SEGMENT RESULTS (EBIT-ADJUSTED—$B)

	North America		International		Cruise		GM Financial (EBT)
Q2 20	Q2 19	**Q2 20**	Q2 19	**Q2 20**	Q2 19	**Q2 20**	Q2 19
(0.1)	3.0	**(0.3)**	(0.0)	**(0.2)**	(0.3)	**0.2**	0.5

GM North America's results impacted by lower production as a result of COVID-19 pandemic, partially offset by strong pricing and cost actions.

GM International results affected by lower wholesales as a result of the COVID-19 pandemic, partially offset by cost actions.

Cruise acquired German radar manufacturer Astyx. In addition, Cruise vehicles autonomously delivered 50,000 meals as part of COVID-19 relief efforts in San Francisco.

GM Financial results impacted by higher credit provision expense and accelerated depreciation expense due to reduced residual values, both primarily related to COVID-19.

> **"Clearly, the second quarter was a challenge, but we achieved near breakeven EBIT-adj. in North America, despite losing 8 of 13 weeks of production. These results illustrate the resiliency and earnings power of the business as we make the critical investments necessary for our future."**
>
> *– Dhivya Suryadevara, CFO*

U.S. SALES AND INVENTORY GROWTH

GM's U.S. second-quarter vehicle sales declined about 34 percent compared to a year ago. Results were impacted by significantly reduced industry demand due to the COVID-19 pandemic and tight dealer inventories caused by the production shutdown in the first and second quarters. Overall sales showed signs of recovery – especially retail sales, which improved from April's 35-percent decline to May and June, where year-over-year declines were around 20 percent.

The all-new Chevrolet Trailblazer and Buick Encore GX have been performing well in a highly competitive segment. They've gained retail market share every month since launch and combined, have captured more than 10 percent of the small SUV segment (J.D. Power).

The company is working all avenues to increase U.S. dealer stocks and has restarted all U.S. full-size pickup truck and full-size SUV plants to three shifts, and nearly all other plants to pre-pandemic shift levels. Through July 25, landed U.S. dealer stock has grown by 9 percent, and total vehicles in-transit was up 6 percent, since June.

In addition, GM's Fort Wayne Assembly plant will be increasing regular production of light-duty full-size pickups by about 1,000 units a month beginning September 1.

RELENTLESS PURSUIT OF AN ALL-ELECTRIC FUTURE

During the quarter, Ultium Cells LLC — GM's joint venture with LG Chem for cell manufacturing — started construction with ground prep activities for the future site of the Ultium battery cell manufacturing facility in Lordstown, Ohio. Site construction began in April, building foundation work started July 1, and crews began erecting building steel July 29.

Also during the pandemic, product development work on GM's future EV and AV portfolios continued to progress at a rapid pace. Production timing remains on track for the Cadillac LYRIQ, which will be revealed August 6, the Cruise Origin and the GMC HUMMER EV, which will be revealed in the fourth quarter all powered by the Ultium battery system.


*Pre-production model shown

Cadillac LYRIQ*

In China, Buick expanded its EV portfolio and launched the VELITE 7 and VELITE 6 PHEV on July 24. The VELITE 7 is Buick's first electric SUV, offering up to 500 km of range. The VELITE 7's electric propulsion system is powered by a new modular high-performance lithium-ion battery that has higher energy density through improved cell chemistry, and an optimized design. These new launches compliment Buick's VELITE 6 and VELITE 6 Plus electric vehicles.

MEDIA CONTACT INVESTOR CONTACT Juli Huston-Rough Michael Heifler GM Finance Communications GM Investor Relations Media Investors 313-549-6977 313-418-0220 julie.huston-rough@gm.com michael.heifler@gm.com General Motors (NYSE:GM) is a global company committed to delivering safer, better and more sustainable ways for people to get around. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Chevrolet, Buick, GMC, Cadillac, Holden, Baojun and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, can be found at http://www.gm.com. Cautionary Note on Forward-Looking Statements: This press release may include “forward-looking statements” within the meaning of the U.S. federal securities laws. We caution readers not to place undue reliance on forward-looking statements. Statements including words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “efect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions to identify forward-looking statements represent our current judgment about possible future events. In making these statements we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. These statements are not guarantees of future performance; they involve risks and uncertainties and actual events or results may difer materially from these statements. Factors that might cause such diferences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond our control. Many of these factors are described in our Annual Report on Form 10-K and our other flings with the U.S. Securities and Exchange Commission. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that afect the subject of these statements, except where we are expressly required to do so by law.